Exhibit 99.1

QHSLab, Inc. Engages Hayden IR to Launch Comprehensive Investor Relations Program

WEST PALM BEACH, FL, February 26, 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a digital health company advancing personalized medicine through innovative population health screening and point of care diagnostic tools in primary care, today announced it has engaged Hayden IR, a highly recognized national investor relations firm, to raise its visibility and strengthen its relationships with the investment community.

Troy Grogan, President and CEO of QHSLab, “Over the past year, we have made significant strides in expanding our suite of digital health solutions, growing our provider network and strengthening our market position. As we continue to drive innovation and scale our business, we have engaged the professionals at Hayden IR to help us reach a broader investor audience and effectively communicate our strategy and achievements.”

With offices in New York, Phoenix, and Dallas, Hayden IR provides a comprehensive range of investor relations services to a growing list of clients. For more than two decades, Hayden IR has been a recognized leader in driving market recognition and creating sustainable competitive advantages for more than 150 micro- and small-cap companies. Hayden delivers expertise and professionalism in such areas as investor management, relationship building, awareness campaigns, online presence and corporate identity.

Brett Maas, Managing Principal of Hayden IR, “QHSLab has developed an impressive portfolio of digital health solutions that address critical gaps in primary care. Their strategy is focused on leveraging data-driven tools to improve patient outcomes while enhancing efficiency for healthcare providers. The company is well-positioned to capitalize on a sizable market opportunity, and we look forward to assisting them in telling their story to a broader investor audience.”

For more information about QHSLab and our healthcare solutions, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also increasing their revenues.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

646-536-7331

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